                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             BUSH INDUSTRIES, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             BUSH INDUSTRIES, INC.
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

                             BUSH INDUSTRIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 22, 1996

TO ALL STOCKHOLDERS OF BUSH INDUSTRIES, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bush Industries, Inc., a Delaware corporation, will be held at the principal office of the Company, One Mason Drive, Jamestown, New York 14702, on Wednesday, May 22, 1996 at 10:00 a.m., New York time, for the following purposes:

  1. To elect ten Directors, three of whom will be Class A Directors elected by the holders of Class A Common Stock and seven of whom will be Class B Directors elected by the holders of Class B Common Stock, for the term of one year and until their successors are duly elected and qualified;

  2. To ratify the appointment of Deloitte & Touche LLP, as the Company's independent public accountants for the fiscal year ending December 28, 1996; and

  3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

  Only stockholders of record at the close of business on April 11, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Ernest C. Artista,
                                          Secretary

Jamestown, New York
April 16, 1996

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                             BUSH INDUSTRIES, INC.

                                ONE MASON DRIVE
                           JAMESTOWN, NEW YORK 14702

                               ----------------
                                PROXY STATEMENT

  The accompanying proxy is solicited by the Board of Directors of Bush Industries, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at the principal office of the Company, One Mason Drive, Jamestown, New York 14702, on Wednesday, May 22, 1996 at 10:00 a.m., New York time. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees relating to the class of Common Stock for which the proxy relates for election to the Company's Board of Directors and for the ratification of Deloitte & Touche LLP, as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to stockholders on or about April 16, 1996.

  Only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on April 11, 1996 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. As of the close of business on April 11, 1996, the Company had outstanding 5,975,956 shares of Class A Common Stock and 2,570,247 shares of Class B Common Stock.

  At the Annual Meeting, the holders of Class A Common Stock will be entitled, as a class, to elect three Directors ("Class A Directors"), and the holders of Class B Common Stock will be entitled, as a class, to elect seven Directors ("Class B Directors"). The vote of a majority of the Class A shares of Common Stock represented at the Annual Meeting is required for the election of the Class A Directors, and the vote of a majority of the Class B shares of Common Stock represented at the Annual Meeting is required for the election of the Class B Directors. The vote of a majority of the shares of capital stock represented at the Annual Meeting, voting as a single class and after taking into account that each holder of Class A Common Stock is entitled to one-tenth vote per share of Class A Common Stock, and each holder of Class B Common Stock is entitled to one vote per share of Class B Common Stock, is required for the ratification of the appointment of Deloitte & Touche LLP, as the Company's independent public accountants.

  Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

  A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, One Mason Drive, Jamestown, New York 14702, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

  Officers and Directors of the Company beneficially own approximately 20% of the outstanding shares of Class A Common Stock and approximately 99% of the outstanding shares of Class B Common Stock. See "Security Ownership of Management and Principal Stockholders." Accordingly, approval of the aforesaid matters is virtually assured.

                       SECURITY OWNERSHIP OF MANAGEMENT
                          AND PRINCIPAL STOCKHOLDERS

  The following table sets forth the amount of shares of Class A Common Stock and Class B Common Stock owned as of March 29, 1996 by each Director of the Company, by those persons known to the Company to own beneficially 5% or more of the outstanding shares of Class A and/or Class B Common Stock of the Company, and by all Directors and Officers of the Company as a group. With respect to any person who beneficially owns 5% or more of the outstanding shares of Class A and/or Class B Common Stock, the address of such person is also set forth.

                                     NUMBER AND                  NUMBER AND
                                    PERCENTAGE OF               PERCENTAGE OF
      NAME AND ADDRESS            SHARES OF CLASS A           SHARES OF CLASS B
    OF BENEFICIAL OWNER          COMMON STOCK OWNED           COMMON STOCK OWNED
  ----------------------       ----------------------       ----------------------
Paul S. Bush..............       687,781    10.7%(1)         2,550,108   99.2%(2)
 One Mason Drive
 Jamestown, NY 14702
Robert L. Ayres...........       195,346     3.2%(3)               --
Lewis H. Aronson..........        84,375     1.4%(4)               --
Paul A. Benke.............           421         (5)               --
Jerald D. Bidlack.........         4,843         (5)               --
Douglas S. Bush...........        76,056     1.3%(6)             3,307       (5)(7)
Gregory P. Bush...........       100,998     1.7%(8)            13,525       (5)(9)
Robert E. Hallagan........           --                            --
Donald F. Hauck...........        59,094     1.0%(10)              --
David G. Messinger........       173,564     2.8%(11)              --
Bush Industries, Inc.
 Savings and
 Retirement Plan..........       452,166    7.6%                  --
 One Mason Drive
 Jamestown, NY 14702
All Officers and Directors
 as a group (12 persons)..     1,425,840   20.3%(12)(13)     2,566,940   99.9%

- - --------
 (1) Includes 450,000 shares of Class A Common Stock issuable upon exercise of outstanding options. In addition, includes 194,704 shares of Class A
     Common Stock held as custodian and/or in trust for the benefit of Mr.
     Paul S. Bush's children, and with respect to which Mr. Paul S. Bush disclaims beneficial ownership. Excludes 6,669 shares of Class A Common Stock held of record by the Company's Savings and Retirement Plan (the "401(k) Plan") for the benefit of Mr. Paul S. Bush, and with respect to such shares the trustees of such Plan have sole voting power. In addition, excludes shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Also excludes 1,653 shares of Class A Common Stock held of record by Mr. Paul S. Bush's daughter, Christine M. Bush, and with respect to such shares, Mr. Paul S. Bush disclaims beneficial ownership.
 (2) Includes 37,736 shares of Class B Common Stock held as custodian and/or in trust for the benefit of Mr. Paul S. Bush's children, and with respect to which Mr. Paul S. Bush disclaims beneficial ownership. In addition, excludes 3,307 shares of Class B Common Stock held of record by Mr. Paul
     S. Bush's daughter, Christine M. Bush, and with respect to such shares, Mr. Paul S. Bush disclaims beneficial ownership.
 (3) Includes 187,500 shares of Class A Common Stock issuable upon the exercise of outstanding options. Excludes 4,662 shares of Class A Common Stock held of record by the Company's 401(k) Plan for the benefit of Mr. Robert L. Ayres, and with respect to such shares the trustees of such Plan have sole voting power.
 (4) Includes 84,375 shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 2,863 and 631 shares of Class A Common
     Stock, held of record by the Company's 401(k) Plan for the benefit of Mr. Lewis H. Aronson and his spouse, respectively, and with respect to such shares, the trustees of such Plan have sole voting power. Also excludes 600 shares of Class A Common Stock issuable to Mr. Lewis H. Aronson's spouse upon the exercise of outstanding options owned of record by Mr. Aronson's spouse, and with respect to which Mr. Aronson disclaims beneficial ownership.
 (5) Less than 1%.
 (6) Includes 68,332 shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 860 shares of Class A Common Stock held of record by the Company's 401(k) Plan for the benefit of Mr. Douglas S.
     Bush, and with respect to such shares the trustees of such Plan have sole voting power. Excludes shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Douglas S. Bush. Excludes 33,280 shares of Class A Common Stock held in trust for the benefit of Mr. Douglas S. Bush, and with respect to which, such shares have been included in the total number of shares of Class A Common Stock beneficially owned by Mr. Paul S. Bush. See Note (1) above.
     In addition, excludes 2,093 shares of Class A Common Stock held in trust for the benefit of Messrs. Gregory P. and Douglas S. Bush's mother, and with respect to such shares, Mr. Douglas S. Bush disclaims beneficial ownership. Such shares have been included in the total number of shares of Class A Common Stock beneficially owned by Mr. Gregory P. Bush. See Note
     (8) below.
 (7) Excludes 8,343 shares of Class B Common Stock held in trust for the benefit of Mr. Douglas S. Bush and with respect to which, such shares have been included in the total number of shares of Class B Common Stock beneficially owned by Mr. Paul S. Bush. See Note (2) above.
 (8) Includes 2,093 shares of Class A Common Stock held in trust for the benefit of Messrs. Gregory P. and Douglas S. Bush's mother, and with respect to such shares, Mr. Gregory P. Bush disclaims beneficial ownership. Includes 65,625 shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 1,685 shares of Class A Common Stock held of record by the Company's 401(k) Plan for the benefit of Mr. Gregory P. Bush, and with respect to such shares the trustees of such Plan have sole voting power. Excludes shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Gregory P. Bush.
 (9) Includes 1,875 shares of Class B Common Stock held in trust for the benefit of a minor child of Mr. Gregory P. Bush, and with respect to such shares, Mr. Gregory P. Bush disclaims beneficial ownership.
(10) Includes 15,938 shares of Class A Common Stock issuable upon the exercise of outstanding options. Excludes 3,833 shares of Class A Common Stock held of record by the Company's 401(k) Plan for the benefit of Mr. Donald F. Hauck, and with respect to such shares the trustees of such Plan have sole voting power. In addition, excludes 2,093 shares of Class A Common Stock held in trust for the benefit of Messrs. Gregory P. and Douglas S. Bush's mother, and with respect to such shares Mr. Hauck disclaims beneficial ownership. Such shares have been included in the total number of shares of Class A Common Stock beneficially owned by Mr. Gregory P. Bush. See Note
     (8) above.
(11) Includes 560 shares of Class A Common Stock held as custodian by Mr. David
     G. Messinger for his minor children, and with respect to such shares Mr. Messinger disclaims beneficial ownership. Includes 131,250 shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 4,875 shares of Class A Common Stock held of record by the Company's
     401(k) Plan for the benefit of Mr. Messinger, and with respect to such shares the trustees of such Plan have sole voting power.
(12) Includes shares of Class A Common Stock issuable upon exercise of outstanding options, as described in the Notes above. In addition, includes shares of Class A Common Stock beneficially owned by Mr. Ernest
     C. Artista and Mr. Neil A. Frederick, the Company's Secretary and
     Treasurer respectively. Excludes shares of Class A Common Stock issuable upon conversion of outstanding shares of Class B Common Stock. Excludes shares held of record by the Company's 401(k) Plan, as described in the Notes above. In addition, excludes shares of Class A Common Stock issuable to the spouses of certain Officers upon exercise of outstanding options.
(13) In calculating the percentage of shares of Class A Common Stock owned, included in the total number of shares of Class A Common Stock outstanding are the shares of Class A Common Stock issuable upon exercise of outstanding options, as described in the foregoing Notes.

                             ELECTION OF DIRECTORS

  Ten (10) Directors are to be elected for the ensuing year and until their successors are duly elected and qualified. Three of such Directors will be Class A Directors, elected by the holders of the Class A Common Stock, and seven of such Directors will be Class B Directors, elected by the holders of the Class B Common Stock. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following persons with respect to that class of Common Stock represented thereby. All of the nominees are standing for re-election by the stockholders, except for Mr. Douglas S. Bush who was elected a member of the Board of Directors in November 1995 by action of the Board of Directors.

       NAME AND AGE           DIRECTOR SINCE POSITION WITH THE COMPANY
       ------------           -------------- -------------------------
NOMINEES FOR CLASS A
 DIRECTORS
Paul A. Benke (74)...........      1985      Director
Jerald D. Bidlack (60).......      1985      Director
Robert E. Hallagan (52)......      1993      Director
NOMINEES FOR CLASS B
 DIRECTORS
Paul S. Bush (59)............      1965      Chairman of the Board,
                                             President, Chief Executive Officer
Robert L. Ayres (52).........      1988      Executive Vice President,
                                             Chief Operating Officer,
                                             Chief Financial Officer and
                                             Director
Lewis H. Aronson (44)........      1993      Vice President of Corporate
                                             Development and Director
Douglas S. Bush (29).........      1995      Vice President of
                                             Merchandising and Director
Gregory P. Bush (31).........      1993      Vice President of
                                             Administration and New
                                             Business Development and
                                             Director
Donald F. Hauck (52).........      1981      Senior Vice President and
                                             Director
David G. Messinger (46)......      1988      Senior Vice President of Sales
                                             and Marketing and Director

  Mr. Paul A. Benke has served as a Director of the Company since 1985. In 1982, Mr. Benke founded the Roger Tory Peterson Institute, a not-for-profit environmental education institute, and is titled "Founder". He served as its President from 1995 to 1996 and as its Executive Vice President/Executive Director from 1991 through 1995. Prior thereto, from 1981 to 1991, he was President of Jamestown Community College. From 1973 to 1981, he served with the Marine Products Group of AMF Incorporated, a manufacturer of industrial and recreational products, in various managerial capacities, including Vice President, Group Executive and Assistant to the Executive Vice President for Leisure Products.

  Mr. Jerald D. Bidlack has served as a Director of the Company since 1985. Mr. Bidlack has been President of Griffin Automation, Inc., West Seneca, New York since 1992, a designer and manufacturer of automation equipment. For more than five years prior to 1992, he was Vice Chairman of Moog, Inc., East Aurora, New York, a manufacturer of servocontrols, and President of its International Group. He also serves as a Director of Graham Corporation of Batavia, New York.

  Mr. Robert E. Hallagan has served as a Director of the Company since 1993. Mr. Hallagan has been the President and Chief Executive Officer of Heidrick & Struggles, Inc. since 1991. Heidrick & Struggles, Inc. is an international executive search firm with more than 200 consultants in 34 offices worldwide. Previous to joining Heidrick & Struggles, Inc. in 1977, he was Executive Vice President and Treasurer of the Boston Stock Exchange and of Hawthorne Securities. Mr. Hallagan also serves on the Board of Directors of Corco, APT and Citizens Mortgage Investment Company.

  Mr. Paul S. Bush has been with the Company since it was founded in 1959. He has been President and Chief Executive Officer since 1971. Mr. Paul S. Bush serves on the Board of Directors of the American Furniture Manufacturers Association of High Point, North Carolina. He is the father of Messrs. Gregory
P. and Douglas S. Bush.

  Mr. Robert L. Ayres joined the Company as Executive Vice President on February 15, 1988. He has been Chief Operating and Chief Financial Officer since July 1, 1991. He joined the Company after 22 years with Rockwell International Corporation where he held several senior management positions in engineering, manufacturing and administration with its Automotive Operations.

  Mr. Lewis H. Aronson joined the Company as Vice President of Human Resources on February 1, 1988. Since January 1992, he has been Vice President of Corporate Development. From July 1991 to January 1992, he was Vice President of Organizational Development. He joined the Company after ten years with Rockwell International Corporation, where he held a variety of human resource management positions for its Automotive Operations.

  Mr. Douglas S. Bush joined the Company on January 20, 1990 upon graduating from the State University of New York at Buffalo with a Bachelors Degree in Business Administration. He commenced his service as a Marketing Analyst and was promoted to Director of Customer Service in October 1992. He was appointed to Vice President of Retail Operations in December 1994 and was promoted to Vice President of Merchandising in January 1996. He is the son of Mr. Paul S. Bush and the brother of Mr. Gregory P. Bush.

  Mr. Gregory P. Bush joined the Company on June 19, 1988 upon graduating from the State University of New York, College at Fredonia with a Bachelors Degree in Business Administration. He commenced his service as a Manufacturing Supervisor, and was promoted to Manager of Group Packing in January 1989. He became Director of Management Information Services in 1989, and was made Vice President of that department in 1991. Mr. Gregory Bush became Vice President of Administration on January 1, 1992, and has served as the Vice President of Administration and New Business Development since January 1996. He is the son of Mr. Paul S. Bush and the brother of Mr. Douglas S. Bush.

  Mr. Donald F. Hauck has been employed by the Company since 1971. He has held a variety of senior management positions with the Company. From 1986 to 1991, he was Chief Financial Officer. During 1986 he was Vice President of Finance, during 1987 he was Executive Vice President of Administration, and from 1988 to 1991, he was Senior Vice President of Finance. From 1982 through 1993, he served as Secretary of the Corporation, and since 1993 he has been Senior Vice President.

  Mr. David G. Messinger has been employed by the Company since 1975 and has held the position of Senior Vice President of Sales and Marketing since January 1990. He was Senior Vice President of Product/Process Development from January 1988 to December 1989. From 1986 to 1988, he was Vice President of Engineering/Research/Development. Prior to 1986, Mr. Messinger held a variety of positions in the Operations, Manufacturing and Engineering functions.

  The business background of the following Executive Officers of the Company, to the extent not otherwise set forth herein, are described below:

  Mr. Ernest C. Artista (44) was elected Secretary of the Company in November 1995. Mr. Artista joined the Company in January 1988 and has held a variety of management positions with the Company, including Director of Human Resources, a position which he currently holds. He joined the Company after ten years with Rockwell International Corporation, where he held a variety of human resource management positions for its Automotive Operations.

  Mr. Neil A. Frederick (43) was elected Treasurer of the Company in May 1995. Mr. Frederick joined the Company in April 1988 and has held a variety of management positions with the Company, including Director of Finance and Banking, a position which he currently holds. He joined the Company after ten years with Rockwell International Corporation, where he held a variety of financial management positions for its Automotive Operations.

                      MEETINGS OF THE BOARD OF DIRECTORS
                     AND INFORMATION REGARDING COMMITTEES

  The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

  The Audit Committee is composed of Messrs. Paul A. Benke (Chairman), Jerald
D. Bidlack and Robert E. Hallagan. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of Management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held one meeting in 1995.

  The Compensation Committee is comprised of Messrs. Jerald D. Bidlack (Chairman), Paul A. Benke and Robert E. Hallagan. The duties of the Compensation Committee include recommending to the Board of Directors remuneration to be paid to Executive Officers of the Company, determining the number of shares and options to be awarded pursuant to the Company's stock plan, administering and monitoring compensation, including administering the Company's Performance Bonus Plan, and recommending the establishment of incentive and bonus programs for executives of the Company. The Compensation Committee held three meetings in 1995.

  The Board of Directors held three meetings in 1995. All Directors attended at least 75% of the meetings of the Board of Directors and Committees on which they served.

                            EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  All decisions on the compensation of the Company's Executive Officers are made by the Compensation Committee of the Board of Directors (the
"Committee"). Grants or awards of stock options or shares of the Company's Class A Common Stock to Executive Officers are made solely by the Committee in compliance with the requirements of Rule 16b-3, promulgated under the Securities Exchange Act of 1934.

  The Company's executive compensation program is designed to help attract, retain, and motivate the highly qualified personnel needed to ensure maximum stockholder returns. To meet these goals, the Company has implemented a compensation program with the following components:

  . Base salaries that reflect the scope and responsibilities of the position, as well as the skills, knowledge, experience, abilities, and contributions of each individual executive.

  . Short term incentives that are directly linked to the financial performance of the Company.

  . Long term incentives that balance the Executive Officer's short and long term perspectives and provide rewards consistent with stockholder returns.

  All decisions regarding individual compensation for the Company's Executive Officers and executive compensation programs are reviewed, discussed, and approved by the Committee and/or are recommended to the Board of Directors or stockholders for approval, as appropriate. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

  The competitiveness of the Company's total compensation program-- incorporating base salaries, short term incentives, and long term incentives-- is assessed regularly, and where appropriate, with the assistance of outside compensation consultants. In general, the Committee intends that the overall compensation level for the executive group should reflect competitive levels of compensation for comparable positions in similarly sized manufacturers of consumer durables over the long term.

  The Company believes that Executive Officers should be rewarded for their contribution to the financial success and profitability of the business, and as such, in 1994, the Company implemented, with stockholder approval, a Performance Bonus Plan. Under the Performance Bonus Plan, actual bonus amounts for each Executive Officer are based on a formula which multiplies the Executive Officer's base salary by the Company's pretax, pre-bonus profits as a percentage of sales and a factor reflecting the Executive Officer's relative responsibilities and ability to impact the Company's profits. All Executive Officers, including the Chief Executive Officer, participate in the Performance Bonus Plan. In addition, the Committee and the Board of Directors occasionally approve special bonuses in recognition of extraordinary achievements that have provided significant benefits to the stockholders of the Company.

  The Company believes that it is essential to link executive and stockholder interests. To meet this objective, the Company administers a stock option program which provided grants on a regular, though not necessarily annual, basis to provide participants with an opportunity to share in the Company's success. In determining stock option grants, the Committee considers the externally competitive market, the past contributions of the individual, the individual's ability to affect Company profitability, the scope of the individual's responsibilities, and the need to retain the individual's service over time. All Executive Officers, including the Chief Executive Officer, are eligible to participate in this program.

1995 EXECUTIVE COMPENSATION

  The base salaries of the named Executive Officers remained unchanged in 1995 from year-end 1994. Bonuses to all Executive Officers, including Mr. Paul S. Bush, are primarily a function of payouts under the formula-based Company Performance Bonus Plan, as described above.

Jerald D. Bidlack, Chairman
Paul A. Benke
Robert E. Hallagan

                          SUMMARY COMPENSATION TABLE

                                                               LONG TERM COMPENSATION
                                                           -------------------------------
                                  ANNUAL COMPENSATION             AWARDS          PAYOUTS
                              ---------------------------- --------------------- ---------
                                                                      SECURITIES   LONG
                                                 OTHER     RESTRICTED UNDERLYING   TERM
                                                 ANNUAL      STOCK     OPTIONS/  INCENTIVE  ALL OTHER
        NAME AND              SALARY   BONUS  COMPENSATION   AWARDS      SARS     PAYOUTS  COMPENSATION
   PRINCIPAL POSITION    YEAR   ($)     ($)      ($)(1)       ($)       (#)(2)      ($)     ($)(3)(4)
- - ------------------------ ---- ------- ------- ------------ ---------- ---------- --------- ------------
Paul S. Bush ........... 1995 450,000 537,300    4,309        --           --       --       305,769(5)
 Chairman, President,    1994 450,000 581,850    3,135        --           --       --       518,051(5)
 Chief Executive Officer 1993 450,000 459,000    6,915        --       450,000      --       421,322(5)

Robert L. Ayres ........ 1995 290,000 258,700      --         --           --       --        77,965(5)
 Exec. Vice President,   1994 290,000 280,150      974        --           --       --       160,746(5)
 Chief Operating
  Officer,               1993 260,000 170,450    3,452        --       187,500      --        97,398(5)
 Chief Financial Officer

David G. Messinger...... 1995 200,000 139,300      --         --           --       --         4,155
 Sr. Vice President--    1994 200,000 150,850      137        --           --       --        26,353
 Sales & Marketing       1993 175,000  89,250      855        --       131,250      --        26,207

Lewis H. Aronson........ 1995 160,000  95,520      --         --           --       --         4,108
 Vice President--        1994 160,000 103,440      196        --           --       --        34,010
 Corporate Development   1993 132,000  71,597    1,224        --        84,375      --        31,451

Gregory P. Bush ........ 1995 101,000  40,198    1,049        --           --       --         2,915
 Vice President--        1994  99,154  43,531      124        --           --       --        22,415
 Administration & New    1993  91,181  35,695      838        --        65,625      --        18,930
 Business Development

- - --------
(1) Represents imputed income from non interest-bearing loans.
(2) As adjusted for the 5-for-4 stock split effectuated by the Company in the form of a twenty-five percent dividend on January 20, 1995 and the 3-for-2 stock split effectuated by the Company in the form of a fifty percent dividend on January 7, 1994.
(3) Includes Company contribution to the Savings and Retirement Plan (401(k)). In 1995, such contributions were $5,077 for Mr. Paul S. Bush, $5,400 for Mr. Ayres, $4,155 for Mr. Messinger, $4,108 for Mr. Aronson, and $2,915 for Mr. Gregory P. Bush. In 1994, such contributions were $5,250 for Mr. Paul S. Bush, $5,310 for Mr. Ayres, $5,000 for Mr. Messinger, $4,200 for Mr. Aronson, and $2,975 for Mr. Gregory P. Bush. In 1993, such contributions were $6,965 for Mr. Paul S. Bush, $6,837 for Mr. Ayres, $5,244 for Mr. Messinger, $2,635 for Mr Aronson, and $1,824 for Mr. Gregory P. Bush.
(4) Includes special bonuses awarded in 1994 and 1993 by the Company, a portion of which was used to retire outstanding indebtedness to the Company. The amount of such bonuses for 1994 were $210,139 for Mr. Paul S. Bush, $113,894 for Mr. Ayres, $21,353 for Mr. Messinger, $29,810 for Mr. Aronson and $19,440 for Mr. Gregory P. Bush. The amount of such bonuses for 1993 were $110,194 for Mr. Paul S. Bush, $60,019 for Mr. Ayres, $20,963 for Mr. Messinger, $28,816 for Mr. Aronson, and $17,106 for
    Mr. Gregory P. Bush.
(5) Includes premiums paid by the Company with respect to split-dollar life insurance policies for Mr. Paul S. Bush and Mr. Ayres. The Company will be reimbursed to the extent of the premiums paid, and expects to receive such payments upon the earlier of the death of the participant, or November 1, 2002 for Mr. Paul S. Bush and December 19, 2009 for Mr. Ayres. Premiums in 1995 were $300,692 for Mr. Paul S. Bush and $72,565 for Mr. Ayres. Premiums in 1994 were $302,662 for Mr. Paul S. Bush and $41,542 for Mr. Ayres. Premiums in 1993 were $304,163 for Mr. Paul S. Bush and $30,542 for Mr. Ayres.

 AGGREGATED OPTIONS/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTIONS/SAR VALUE

                                                                       VALUE OF UNEXERCISED
                                             NUMBER OF SECURITIES          IN-THE-MONEY
                                            UNDERLYING UNEXERCISED    OPTIONS/SARS AT FISCAL
                          SHARES            OPTIONS/SARS AT FISCAL           YEAR-END
                         ACQUIRED  VALUE         YEAR-END (#)                 $(000)
                            ON    REALIZED ------------------------- -------------------------
          NAME           EXERCISE  $(000)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
Paul S. Bush............   --       --       225,000      225,000       1,407        1,407
Robert L. Ayres.........   --       --        46,875      140,625         293          880
David G. Messinger......   --       --        32,813       98,437         205          616
Lewis H. Aronson........   --       --        21,094       63,281         132          396
Gregory P. Bush.........   --       --        16,406       49,219         103          308

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company were paid an annual fee of $10,000 and a fee of $1,000 for each meeting of the Board of Directors and for Committee meetings not held in conjunction with Board meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  The Executive Officers named in the Summary Compensation Table, except for Mr. Gregory P. Bush, have employment agreements with the Company which provide for a rolling three-year term of employment. Effective as of January 1, 1996, the base salaries payable on an annualized basis under the agreements are as follows: Mr. Paul S. Bush $525,000; Mr. Robert L. Ayres $340,000; Mr. David G. Messinger $250,000; and Mr. Lewis H. Aronson $200,000. The agreements also provide that upon termination of an executive's employment due to disability, the executive will receive the severance payments he would have received upon termination of his employment by the Company without good cause, reduced by the benefits that he may receive under any short term disability and long term disability plans provided by the Company. In addition, in the case of Mr. Paul
S. Bush and Mr. Robert L. Ayres, the agreements provide for the continuation of certain split dollar life insurance arrangements with the Company, despite termination of their employment by the Company without good cause, until they reach age 65.

  Pursuant to the agreements, if the executive's employment with the Company is terminated without good cause during the term of his agreement, the executive will be entitled to severance pay equal to the compensation and benefits he would have been paid, absent such termination, for a number of months specified as follows: Mr. Paul S. Bush (36 months); Mr. Robert L. Ayres (36 months); Mr. David G. Messinger (12 months); and Mr. Lewis H. Aronson (12 months).

  Under each of the agreements, if the executive terminates his employment after a substantial adverse alteration in the nature and status of the executive's responsibilities or duties following a change in control of the Company (as defined in the agreements), or if the Company terminates the executive's employment without good cause following a change in control of the Company, the executive will be entitled to severance pay equal to the compensation and benefits he would have been paid during the next 36 months, or in the case of Mr. Paul S. Bush, the next 48 months. The compensation payable to an executive upon a "change in control" will be reduced, if necessary, to assure that the payments would not constitute "excess parachute payments" under the Internal Revenue Code of 1986, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company have served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

CERTAIN INDEBTEDNESS

  The Company has loaned money to certain of its Executive Officers from time to time on a non-interest bearing basis to facilitate the purchase of stock from the Company, and for other reasons. Mr. Paul S. Bush was the only Executive Officer named in the Company's Summary Compensation Table, with indebtedness in excess of $60,000 outstanding at any time during 1995. The largest amount of said indebtedness during 1995 for Mr. Paul S. Bush was $71,516, and as of March 29, 1996, Mr. Paul S. Bush owed the Company $67,188. Imputed interest on loans to named Executive Officers is reflected in the Summary Compensation Table under the column "Other Annual Compensation".

COMPARISON OF TOTAL STOCKHOLDER RETURN

  The following graph sets forth total stockholder returns for the New York Stock Exchange, the S&P Household Furnishings Index, and the Company for the five-year period beginning January 1, 1991 and ending January 1, 1996. Total stockholder returns for the graph assumes that $100 was invested at the beginning of the period, and that all dividends were reinvested.


                       [PERFORMANCE GRAPH APPEARS HERE]

- - ----------------------------------------------------------------------------
                             1/1/91  1/1/92  1/1/93  1/1/94  1/1/95  1/1/96
- - ----------------------------------------------------------------------------
  Bush Industries, Inc.      $100.00 $225.00 $219.60 $781.70 $780.90 $941.80
- - ----------------------------------------------------------------------------
  New York Stock Exchange    $100.00 $127.10 $133.00 $143.50 $139.00 $182.50
- - ----------------------------------------------------------------------------
  S&P Household Furnishings  $100.00 $140.30 $159.50 $239.80 $196.40 $236.50
- - ----------------------------------------------------------------------------

  The preceding sections entitled "Report of the Compensation Committee on Executive Compensation" and "Comparison of Total Stockholder Returns" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission (the "Commission"), will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Company has retained, subject to stockholder ratification, Deloitte & Touche LLP, as its independent public accountants for the fiscal year ending December 28, 1996. Deloitte & Touche LLP has been the independent accountants for the Company for the past twelve years and has no financial interest, either direct or indirect, in the Company. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, as the Company's independent public accountants, the Board of Directors will consider the selection of another accounting firm.

  The vote of a majority of the shares of Class A and Class B Common Stock represented at the Annual Meeting, voting as a single class, after giving effect that each holder of Class A Common Stock is entitled to one-tenth vote per share of Class A Common Stock, and each holder of Class B Common Stock is entitled to one vote per share of Class B Common Stock, is required for the ratification of Deloitte & Touche LLP, as the Company's independent public accountants. The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP, as the Company's independent public accountants.

                             CERTAIN TRANSACTIONS

  The Company has entered into employment agreements with Paul S. Bush, Robert
L. Ayres, Lewis H. Aronson, and David G. Messinger. See "Executive Compensation--Employment Contracts and Termination of Employment and Changes in Control Arrangements." In addition, the Company has an employment agreement with Mr. Donald F. Hauck at an annualized base salary of $112,000 which expires on May 31, 1998. If his employment is terminated without good cause during the term of his employment agreement, Mr. Hauck will be entitled to severance pay through May 31, 1998, if such termination occurs before May 31, 1997, and will be entitled to 12 months severance pay if such termination occurs after May 31, 1997. Mr. Hauck's agreement also provides that termination of his employment resulting from the sale or liquidation of the Company, or the discontinuance of the Company's furniture manufacturing business, will be considered a termination without good cause.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during its 1995 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented at the Company's next Annual Meeting must be received by the Company no later than October 21, 1996 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors

                                          Ernest C. Artista,
                                          Secretary

Jamestown, New York
April 16, 1996

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             BUSH INDUSTRIES, INC.
                                 P.O. Box 460
                   One Mason Drive, Jamestown, NY 14702-0460
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             BUSH INDUSTRIES, INC.

        The undersigned hereby appoints Paul S. Bush and Robert L. Ayres as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated hereon, all the shares of Class A Common Stock of Bush Industries, Inc. held of record by the undersigned on April 11, 1996 at the Annual Meeting of Stockholders to be held on May 22, 1996 at 10:00 a.m., or any adjournment(s) thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP, AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                          (Continued on reverse side)

- - --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

- - --------------------------------------------------------------------------------
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN         PLEASE MARK
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED CLASS          YOUR VOTES AS
A COMMON STOCKHOLDER. IF NO DIRECTION IS MADE, THIS          INDICATED IN
PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS:             THE EXAMPLE    [X]

1. ELECTION OF DIRECTORS

FOR all nominees         WITHHOLD
listed (except as        AUTHORITY
marked to the            to vote for all
contrary)                nominees listed

   [  ]                      [  ]

PAUL A. BENKE, JERALD D. BIDLACK, ROBERT E.HALLAGAN

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- - --------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE &
TOUCHE LLP, TO ACT AS THE COMPANY'S INDEPENDENT
PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED
DECEMBER 28, 1996

         FOR       AGAINST     ABSTAIN
         [ ]        [  ]        [  ]

TO ACT UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH MUST SIGN.

Dated:                           , 1996
      ---------------------------


- - ---------------------------------------
Signature

- - ---------------------------------------
Signature

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR
VOTES
- - --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE